Exhibit 10.1

STIPULATION OF SETTLEMENT

            Washington Mutual Bank, FA ("Washington Mutual") and First Preference Mortgage Corporation ("FPMC") hereby agree and stipulate to the following:

Settlement Agreement

THIS SETTLEMENT AGREEMENT (the "Settlement") is by and between Washington Mutual, and FPMC.  The foregoing will be collectively referred to as the "Parties."

WHEREAS, Washington Mutual has raised certain claims against FPMC for actual and anticipated losses arising out of 13 loans sold to Washington Mutual by FPMC;

WHEREAS, FPMC desires that Washington Mutual forebear its right to pursue its claims through arbitration;

WHEREAS, FPMC represents and warrants that it will pay Washington Mutual all of the amounts agreed to herein under the terms set forth herein;

WHEREAS, Washington Mutual is relying upon FPMC's representation and warranty relating to such payment as a material term and inducement to enter into this Settlement;

WHEREAS, the Parties desire to provide for a complete resolution of the disputes currently existing between the Parties;

Now therefore, in consideration of the rights and obligations created by this Settlement, and other good and valuable consideration, the receipt of which is hereby acknowledged by all Parties, the Parties agree as follows:

1.         Incorporation by Reference.  The above-stated Recitals are true and correct and are incorporated herein by this reference.

2.         The Settlement Proceeds and Payment. The sums to be paid under this Settlement are as follows:

A.        FPMC shall pay Washington Mutual $80,354.78, without interest, immediately upon executing this Settlement and shall transmit such payment together with its signature. This payment will be applied by Washington Mutual to satisfy the components of the final loss debt set forth at subparagraph 2(D).

B.        Beginning on February 15th, 2006, FPMC shall pay Washington Mutual, without interest, the amounts set forth in the payment schedule attached as Exhibit A on or before the fifteenth (15th) day of the month, time being of the essence, each and every month.  These monthly payments will be applied by Washington Mutual to satisfy the components of the final loss debt set fourth at subparagraph 2(D) less the components of the forgiveness set forth at subparagraph 2 (E) below.

C.        FPMC shall execute and return to Washington Mutual the agreements attached hereto as Schedule 1 and Schedule 2 immediately upon executing this Settlement.

D.        The term "Final Loss Debt", as used in this Settlement, encompasses all loans sold by FPMC for which Washington Mutual currently has a claim, which loans are identified in sub-paragraphs 2(D)(1) through 2(D)(3) below, and is defined as an amount equal to:

  Liquidated (known to a sum certain) make-whole losses for all those loans for which such losses are presently known, an amount totaling $1,016,850.13, as set forth in Exhibit B, hereto; plus

  Repurchase demands for defective loans sold by FPMC to Washington Mutual in an amount totaling approximately $194,597.29, as set fourth in Exhibit C hereto.

E.        Washington Mutual shall forgive the following portions of the Final Loss Debt in consideration of this Settlement:

  Total net proceeds of SRP and Premiums on all loans listed in Schedules 1 and 2 hereto and totaling $41,406.65; plus

  The principle balances of the loans listed in sub-paragraph 2 (D)(2), totaling approximately $194,597.29.

F.         At any time before any individual loan identified in sub-paragraph 2(D)(2) above completes foreclosure, FPMC may repurchase such loan according to the repurchase price set forth in the Washington Mutual Seller Guide, and in the event of such repurchase, such loan will be deleted from the list of loans identified in sub-paragraphs 2(D)(2).  If any loan identified in sub-paragraph 2(D)(2) above is paid off by the borrower, or otherwise extinguished as a loss by any third-party, Washington Mutual shall delete such loan from the list of loans identified in sub-paragraphs 2(D)(2), and notify FPMC of the same.

G.        All payments described above shall be sent by wire transfer to:

Bank Name:	Washington Mutual Bank, FA
Bank Short Name:	WASH MUT BKFA STOK
Bank Address:	400 E. Main Street, Stockton, CA 95290-0001
Account Name:	WAMU FA
Account #:	29222-0007633
Bank ABA #:	321180748
REF:	Attn: Regan St. Pierre/FPMC Settlement

H.        Upon payment of the amounts set fourth in sections 2A and B above,   FPMC shall have fully satisfied all repurchase and indemnity obligations of FPMC to Washington Mutual in relation to the loans on the attached Exhibits,   through the date here of and Washington  Mutual shall be deemed to have released and discharged FPMC from any further such obligations, save and except any obligations under the indemnity agreements attached hereto as Schedules 1 and 2.

3.         Effect of Default and Interest on Default:

A.        In the event of a default by FPMC on any of the payments owed under subsections 2(A) or 2(B) above, which event of default is defined as FPMC's failure to wire transfer any payment owed on or before its due date, Washington Mutual may immediately file legal action against FPMC at its discretion, by filing with the appropriate court, a Motion to Enforce Settlement Agreement, a copy of this Settlement, an Affidavit of Non-Payment, and a notice of the hearing on the same, with copies thereof served to FPMC's counsel, unless within fifteen days after the date of default, FPMC cures the default by wire transferring the missing payment to Washington Mutual.  Washington Mutual is not required to give FPMC notice of any event of default, and FPMC is required to keep itself informed of its payment due dates, any dates of default, and any cure periods under this Settlement.

B.         In the event of a default by FPMC, which is not cured by FPMC, Washington Mutual retains the option to, at Washington Mutual's sole and exclusive discretion, allow FPMC to cure the default in lieu of proceeding to obtain a Judgment. Such option shall only be exercised in a writing signed by an authorized representative of Washington Mutual.

C.        In the event of a default as described herein, Washington Mutual may claim all amounts waived in accordance with paragraph 2(E) above, and such amounts shall become immediately due and payable.  Such amounts may be included in any ultimate Judgment or Order to Enforce Settlement obtained by Washington Mutual.

4.         Forbearance:  Washington Mutual shall forbear the pursuit of an arbitration award and any Final Judgment and post-judgment collection activities so long as there is no payment default under this Settlement.

5.         Entire Agreement:  The Parties state that this Settlement memorializes the agreement made on this date and sets forth a complete and final agreement and understanding of the Parties, and that there have been no verbal or written promises or undertakings between the Parties with respect to this Settlement and its Exhibits that are not fully and completely set forth herein.

6.         Preparation of Agreement:  This Settlement and the Exhibits shall not be construed more strongly against any party, regardless of who is responsible for its preparation.  The Parties acknowledge that all parties contributed to and are equally responsible for its preparation.

7.         Binding on Successors:  All the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties hereto and their respective heirs, legal representatives, successors, and assigns.

8.         Governing Law:  This Agreement and its Exhibits will be interpreted and construed under the laws of the State of Florida regardless of the domicile of any party, and will be deemed for such purposes to have been made, executed and performed in the State of Florida.

9.         Counterpart Execution:  This Settlement may be executed in counterparts that may be transmitted via facsimile, each of which will be deemed an original document, but all of which will constitute a single document.

10.       Filing:  The parties expressly agree that this Settlement shall not be filed in the record of any potential arbitration or litigation unless and until FPMC defaults on any of its payment obligations set forth at subparagraphs 2(A) and 2(B) above and Washington Mutual proceeds, after the expiration of the fifteen day cure period, to file the appropriate action as anticipated in sub-paragraph 3(A) above.

11.       Effective Date of Agreement:  This Settlement is effective as of the last date appearing below.

NOW, THEREFORE, the parties execute this Settlement as of the dates written below:

SIGNED, SEALED AND
DELIVERED IN PRESENCE OF:                                      First Preference Mortgage Corp.

/s/ Cathy Davis
/s/ Cindy Edmiston	/s/ Charles LaCombe
Sign Name

Charles LaCombe
Print Name

President
Title

The foregoing instrument was sworn to or subscribed before me this ______ day of, _______________,2005, by __________________, who is personally known to me or who produced a ________________ driver's license as identification, and who under oath averred that he is an officer of the above-named American Financial Network, Inc, fully authorized to execute this instrument.

Notary Public, My Commission Expires:

SIGNED, SEALED AND                                         WASHINGTON MUTUAL BANK, F.A.
DELIVERED IN PRESENCE OF:

___________________________

___________________________                       ________________________
                                                                                    Sign Name

                                                                                    ________________________
                                                                                    Print Name

                                                                                    ________________________
                                                                                    Title

The foregoing instrument was sworn to or subscribed before me this ______ day of, _______________,2005, by ________________, who is personally known to me or who produced a ________________ driver's license as identification, and who under oath averred that he is an employee of the above-named Washington Mutual Bank, F.A., fully authorized to execute this instrument.

Notary Public, My Commission Expires: